As filed with the Securities and Exchange Commission on July  21, 1999

                                                    Registration No. 333-10055

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-3
                         Post-Effective Amendment No. 2
                                       To
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                             ThermoQuest Corporation
             (Exact name of registrant as specified in its charter)

      Delaware                                        77-0407461
(State or other jurisdiction of             (IRS Employer Identification Number)
 incorporation or organization)

                            2215 Grand Avenue Parkway
                            Austin, Texas 78728-3812
                                 (512) 251-1400
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          Sandra L. Lambert, Secretary
                             ThermoQuest Corporation
                         c/o Thermo Electron Corporation
                                 81 Wyman Street
                                  P.O. Box 9046
                        Waltham, Massachusetts 02454-9046
                                 (781) 622-1000
          (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                             Seth H. Hoogasian, Esq.
                                 General Counsel
                             ThermoQuest Corporation
                         C/o Thermo Electron Corporation
                                 81 Wyman Street
                                  P.O. Box 9046
                        Waltham, Massachusetts 02454-9046
                                 (781) 622-1000
                            ----------------------

      Approximate date of commencement of proposed sale to public: As soon as practicable after the Registration Statement has become effective.

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the
Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                            ----------------------


      This post-effective amendment removes from registration 5,833,333 shares of ThermoQuest Corporation's common stock, $.01 par value per share. The registrant was obligated to maintain the effectiveness of this registration statement until all the shares offered hereby were eligible for resale pursuant to Rule 144(k) under the Securities Act of 1933, as amended. Because the shares covered hereby are eligible for resale pursuant to Rule 144(k), the registrant hereby removes these shares of Common Stock from registration. The registration is hereby terminated.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 2 to Registration Statement on Form S-3 (Reg. No. 333-10055) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 21st day of July, 1999.

                                   THERMOQUEST CORPORATION


                                   By:  /s/ Richard W.K. Chapman
                                        Richard W.K. Chapman
                                        President and Chief Executive Officer


Signature                          Title                              Date
                              President, Chief                   July 21, 1999
/s/ Richard W.K. Chapman      Executive Officer and
---------------------------   Director (Principal
 Richard W.K. Chapman         Executive Officer)


/s/ Theo Melas-Kyriazi        Vice President and Chief           July 21, 1999
---------------------------   Financial Officer
Theo Melas-Kyriazi            (Principal Financial
                              Officer)

/s/ Paul F. Kelleher*         Chief Accounting Officer           July 21, 1999
---------------------------   (Principal Accounting
Paul F. Kelleher              Officer)


/s/ George N. Hatsopoulos*    Director                           July 21, 1999
---------------------------
George N. Hatsopoulos

/s/ Frank Jungers*            Director                           July 21, 1999
---------------------------
Frank Jungers


---------------------------   Chairman of the Board of           July 21, 1999
Earl R. Lewis                 Directors

/s/ Anthony J. Pellegrino*    Director                           July 21, 1999
---------------------------
Anthony J. Pellegrino

/s/ Michael E. Porter*        Director                           July 21, 1999
---------------------------
Michael E. Porter

* The undersigned Seth H. Hoogasian, by signing his name hereto, does hereby execute this Post-Effective Amendment No. 2 to Registration Statement on behalf of the above-named signatories to the Registration Statement pursuant to powers of attorney executed by such persons and filed with the Securities and Exchange Commission.



                                        /s/ Seth H. Hoogasian
                                        ----------------------------
                                        Seth H. Hoogasian
                                        Attorney-in-Fact